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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 19, 1996



                       FIRST FAMILY FINANCIAL CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Florida                                           59-3277352
          -------                                           ----------
(State of other jurisdiction)                (IRS Employer Identification No.)

          33-81818
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(Commission File Number)


    2801 South Bay Street, Eustis, Florida           32726-6503
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    (Address of Principal Executive Offices)         (Zip Code)


                                 (352) 357-4171
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              (Registrant's Telephone Number, Including Area Code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.       Other Events

              A. Agreement and Plan of Merger. On July 19, 1996, First Family Financial Corporation, a one-bank holding company located in Eustis, Florida ("First Family"), entered into an Agreement and Plan of Merger ("Merger Agreement") with Colonial BancGroup, Inc. ("Colonial BancGroup") Montgomery, Alabama, a bank holding company, with $4.5 billion in total assets and 127 full service offices in Alabama, Florida, Georgia and Tennessee.

              The acquisition will involve First Family being merged with and into Colonial BancGroup, continuing with Colonial BancGroup as the surviving corporation ("Merger"). Under the terms of the Merger Agreement, Colonial BancGroup is proposing to acquire all of the outstanding capital stock of First Family (545,000 shares of common stock) in a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Colonial has also agreed to assume the stock options which have been gratned representing 35,500 shares. Each share of First Family's common stock, par value $.01 ("First Family Stock"), issued and outstanding immediately prior to the effective time shall, by virtue of the Merger Agreement and without any action on the part of the holder thereof, be converted into and represent the right to receive shares of Colonial BancGroup's Common Stock, par value $2.50 per share ("BancGroup Common Stock") and cash with a total value equal to $23.50 per share of First Family Stock ("Merger Consideration"), as follows. Each holder of First Family Stock shall, for each such share, receive Merger Consideration of $11.75 in cash and BancGroup Common Stock with a value of $11.75, as determined in the Merger Agreement. The number of shares of BancGroup Common Stock into which each outstanding share of First Family Stock will be converted will be equal to $11.75 divided by the "Market Value" (as defined in the Merger Agreement). Pursuant to the Merger Agreement, Market Value is the market value of the BancGroup Common Stock on the effective date of the Merger as determined by the closing prices reported by the New York Stock Exchange on each of the ten (10) trading days, ending on the trading day immediately proceeding the effective date of the Merger. Colonial BancGroup will assume all First Family stock options outstanding and each option will represent the right to obtain BancGroup Common Stock on substantially the same terms applicable to the First Family options. The details of the Merger are more fully described in the Merger Agreement attached hereto as Exhibit 1.

              The transaction will be accounted for as a "purchase" and is subject to the approval of First Family's shareholders and regulatory approvals from the Federal Reserve Board and Florida Department of Banking and Finance. In addition, First Family has received an oral opinion from Mercer Capital that the consideration to be received by First Family's shareholders is "fair" to the shareholders from a financial point of view. Prior to the distribution of the Proxy Statement to the shareholders of First Family, Mercer Capital is to prepare a written fairness opinion to confirm that the consideration to be received by First Family's shareholders is fair as of that date.




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              At June 30, 1996,  First Family had total  consolidated  assets of
$155,890,000 total consolidated deposits of $143,362,000 and total consolidated stockholders' equity of $9,222,000. The common stock of First Family is listed on the NASDAQ-NMS under the symbol "FFML". On June 30, 1996, First Family's common stock was traded at $21 per share.

              B. Press Release. On July 25, 1996, First Family issued a joint Press Release with Colonial BancGroup announcing the signing of a definitive agreement whereby First Family will be acquired by Colonial BancGroup, a $4.5 billion bank holding company headquartered in Montgomery, Alabama. The specific terms of the merger and consideration for the transaction are contained in the Merger Agreement.

              C. Correction to Letter to Shareholders. On July 25, 1996, a letter to the shareholders was issued by First Family. This letter made the statement that Colonial BancGroup, the parent company of Colonial Mortgage, was "one of the ten largest mortgage banking companies in the United States". This was incorrect. The letter should have indicated that at the time that Colonial acquired Colonial Mortgage, the mortgage company was one of the ten largest private mortgage companies in the United States.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            First Family Financial Corporation
                                            -----------------------------------
                                                          (Registrant)



Dated this 25th day of July, 1996           By:    /s/David M. Shepherd
                                                   --------------------
                                                      David M. Shepherd
                                                      President





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